UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 23, 2010

(date of earliest event reported)

VASCULAR SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-27605

Minnesota	41-1859679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

6464 Sycamore Court
Minneapolis, Minnesota 55369

(Address of principal executive offices)

(763) 656-4300

(Registrant’s telephone number, including are code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act ( 17 CFR 240.13e-4(c))

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Item 1.01.  Entry into Material Definitive Agreement

On October 23, 2010, Vascular Solutions, Inc. (the “Company”) amended its lease agreement with IRET – Plymouth, LLC (“IRET”) for its Plymouth facility.  Pursuant to the amendment, the Company will lease an additional 12,220 square feet of space (“Additional Space”), making the total leased space for the Plymouth facility 26,186 square feet.  The Additional Space will be made available to the Company no later than August 1, 2011.  As a result of the amendment, the Company will pay IRET a total of $545,426 in rent plus corresponding operating expenses for the remaining lease term, which expires September 30, 2015, for the total leased space.  If the Additional Space is delivered prior to August 1, 2011, the Company will incur additional monthly rental fees and pay additional operating expenses.

The foregoing description of the lease amendment does not purport to be complete and is qualified in its entirety by reference to the full agreement attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

10.1	Second Amendment to Lease between Vascular Solutions, Inc. and IRET—Plymouth, LLC, dated October 23, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASCULAR SOLUTIONS, INC.

Date: October 26, 2010	By	/s/ James Hennen
James Hennen Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Second Amendment to Lease between Vascular Solutions, Inc. and IRET—Plymouth, LLC, dated October 23, 2010.

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